Exhibit 10.5

Joinder Agreement

SUPPLEMENT NO. 1 (the “Supplement”) dated as of May 5, 2008, to the Guarantee Agreement, dated as of February 28, 2008 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among each of the subsidiaries of SOLUTIA INC., a Delaware corporation (the “Borrower”) listed on Schedule I thereto (each such subsidiary individually, a “Subsidiary Guarantor” and collectively, together with each other Subsidiary that becomes a party thereto, the “Subsidiary Guarantors”) in favor of CITIBANK, N.A., as administrative agent for the Lenders (as defined in the Bridge Credit Agreement referred to below) (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

1.
Reference is made to (a) the Credit Agreement dated as of February 28, 2008 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Bridge Credit Agreement”), among the Borrower, the Administrative Agent, the Lenders, and the other agents party thereto and (b) the Indemnity, Subrogation and Contribution Agreement, dated as of February 28, 2008, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indemnity, Subrogation and Contribution Agreement” and, together with the Guarantee Agreement, the “Guarantee Documents”), made by the Borrower and the each of the subsidiaries of the Borrower listed on Schedule I thereto in favor or the Administrative Agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement.

2.
The Guarantors have entered into the Guarantee Documents in order to induce the Lenders to enter into the Bridge Credit Agreement and to induce the Lenders to make Loans to the Borrower under the Bridge Credit Agreement.

3.
Pursuant to Section 5.15 of the Bridge Credit Agreement, each Subsidiary (other than any Excluded Subsidiary) of the Borrower that was not in existence or not a Subsidiary on the date of the Bridge Credit Agreement is required to enter into the Guarantee Documents upon becoming a Subsidiary.  Each undersigned Subsidiary (“New Subsidiary”) is executing this Supplement in accordance with the requirements of the Bridge Credit Agreement, Guarantee Agreement and Indemnity, Subrogation and Contribution Agreement to become a Guarantor under the Guarantee Documents.

Accordingly, the Administrative Agent and each New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 19 of the Guarantee Agreement and Section 14 of the Indemnity, Subrogation and Contribution Agreement, each New Subsidiary by its signature below becomes a Guarantor under the Guarantee Documents with the same force and effect as if originally named therein as a Guarantor and each New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee Documents applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct (or true and correct in all material respects if not otherwise qualified by materiality or a Material Adverse Effect) on and as of the date hereof (except to the extent that they expressly relate to an earlier date, in which case they shall be true and correct (or true and correct in all material respects if not otherwise qualified by materiality or a Material Adverse Effect) as of such earlier date).  As of the date hereof, each reference to a Guarantor in the Guarantee Documents shall be deemed to include each New Subsidiary.  The Guarantee Documents are hereby incorporated herein by reference.

SECTION 2.  Each New Subsidiary represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 5.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Documents shall not in any way be affected or impaired thereby (it being understood that the invalidity a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Bridge Credit Agreement.  All communications and notices hereunder to any New Subsidiary shall be given to it c/o the Borrower at the Borrower’s address as provided in Section 9.01 of the Bridge Credit Agreement, with a copy to the Borrower.

SECTION 8.  Each New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent in each case in accordance with the terms of the Bridge Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each New Subsidiary and the Administrative Agent have duly executed this Supplement as of the day and year first above written.

S E Investment LLC

By:	/s/ James A. Tichenor
Name:	James A. Tichenor
Title:	Vice President and Treasurer
Address:	575 Maryville Centre Drive St. Louis, MO 63141

CITIBANK, N.A. As Administrative Agent

By:	/s/ David Jaffe
Name:	David Jaffe
Title:	Director/Vice President